Exhibit 10.1

THIRD AMENDMENT TO LEASE

(55 Cambridge Parkway, Cambridge, Massachusetts – CarGurus, Inc.)

55 CAMBRIDGE PARKWAY, LLC, a Delaware limited liability company (“Landlord”), and CARGURUS, INC., a Delaware corporation (“Tenant”), enter into this Third Amendment To Lease (this “Amendment”) effective as of the 1st day of July, 2020 (the “Amendment Effective Date”).

WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated as of March 11, 2016 (the “Original Lease”), as affected by that certain First Amendment of Lease dated as of July 30, 2016 (the “First Amendment”) and that Second Amendment To Lease dated as of August 30, 2019 (collectively, the “Lease”), for leasing of certain premises in the building located at 55 Cambridge Parkway, Cambridge, Massachusetts, more particularly described in the Lease (the “Premises”);

WHEREAS, Landlord and Tenant desire to amend the Lease in accordance with the terms of this Amendment;

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which is accepted, Landlord and Tenant agree as follows:

1.Defined Terms. All capitalized terms utilized in this Amendment not otherwise defined shall have the same meaning as ascribed to such terms as set forth in the Lease.

2.Abatement of Parking Charges For July 1, 2020 – September 30, 2020 Period. Subject to the terms and conditions of this Amendment, Tenant’s obligations to pay for the Parking Charges under Exhibit I of the Original Lease (as amended) for the months of July, August and September of 2020 (i.e., $52,700 per month for 124 spaces) shall be abated (such total amount of Parking Charges being abated during such three (3) month period [i.e., $158,100 in total] shall be referred to herein as the “Parking Charges Abated Amount”). In the event of (i) an Event of Default under the Lease, or (ii) any breach of Tenant’s confidentiality obligations in Section 5 of this Amendment, then in addition to, and without limiting, all other rights and remedies of Landlord, Landlord shall be entitled to a reimbursement of the then unamortized amount (based on a straight-line amortization over a period beginning on July 1, 2020 and ending on January 31, 2025) of the Parking Charges Abated Amount which shall be due and payable by Tenant within five (5) days following written notice from Landlord.

3.No Impact Upon Other Rent. Nothing as set forth in this Amendment shall defer or abate any payment of Rent (including, without limitation, Base Rent, Additional Rent, Taxes, Insurance, electrical charges or Parking Charges) other than the abatement of the Parking Charges Abated Amount set forth above.

4.Extension of Reimbursement Request Deadline For Landlord’s Sixth Floor East Wing Premises Allowance. Notwithstanding the provisions of Section 3.2(c) of Exhibit B of the Second Amendment, with respect to the disbursement of Landlord’s Sixth Floor East Wing Premises Allowance only, such Section 3.2(c) is hereby revised to state as follows:

“In no event shall Landlord be obligated to reimburse any portion of the Landlord’s Sixth Floor East Wing Premises Allowance that Tenant requests after October 1, 2021.”

5.Confidentiality. Tenant expressly acknowledges and agrees that the terms and provisions of this Amendment, including without limitation, any negotiations or discussions, written or oral, concerning or relating to this Amendment and matters addressed herein (the “Confidential Matters”), are strictly confidential. Accordingly, Tenant shall not disclose any of the Confidential Matters to any third party except in any public filing, and any breach by Tenant of this provision automatically shall constitute an Event of Default under the Lease, entitling Landlord to exercise its rights and remedies under the Lease (as amended by this Amendment) and available at law and in equity, including without limitation, injunctive relief.

6.Release. As a material inducement to Landlord’s agreement to enter into this Amendment, Tenant expressly acknowledges that, to its knowledge, as of the Amendment Effective Date, Landlord is in full compliance with all terms and conditions of the Lease. Tenant expressly releases Landlord and the Landlord Entities from all claims for the abatement, setoff, deduction, non-payment or deferral of Rent under the Lease on account of the COVID-19 pandemic and the business interruption caused thereby for all periods up to and including July 31, 2020.

7.No Further Modification / Ratification. Except as otherwise expressly modified herein, all terms and conditions of the Lease remain of full force and effect, unmodified.

8.Counterparts. This Amendment may be executed in one or more counterparts, each of which may be assembled so as to constitute one (1) original document. PDF and electronic signatures (including, without limitation, signatures provided via DocuSign) shall constitute originals for purposes of this Amendment.

9.Severability. Should any provision of this Amendment be deemed invalid or unenforceable by law or a court of competent jurisdiction, the unenforceable provision shall be deemed stricken from this Amendment and the remaining terms and conditions of this Amendment and the Lease shall remain of full force and effect.

[SIGNATURES TO FOLLOW ON SUCCEEDING PAGE]

SIGNATURE PAGE TO THIRD AMENDMENT TO LEASE

(55 Cambridge Parkway, Cambridge, Massachusetts – CarGurus, Inc.)

LANDLORD:

55 CAMBRIDGE PARKWAY, LLC, a Delaware limited liability company

By:	Invesco ICRE Massachusetts REIT Holdings, LLC, its sole member

	By:	/s/ Perry Chudnoff
	Name:	Perry Chudnoff
	Title:	Vice President

TENANT:

CARGURUS, INC., a Delaware corporation

	By:	/s/ Jason Trevisan
	Name:	Jason Trevisan
	Title:	CFO

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